Exhibit 10.40


                              EMPLOYMENT AGREEMENT
                                  ("Agreement")

FOCUS Enhancements, Inc., a Delaware Corporation (hereinafter referred to as "Employer") and Brett Moyer (hereinafter referred to as "Employee"), in consideration of the mutual promises made herein, agree as follows:

                                    ARTICLE 1
                               TERM OF EMPLOYMENT

                                Specified Period

Section 1.1

                  Employer hereby employs Employee, and Employee hereby accepts employment with Employer for the period beginning on the effective date of this Agreement as set forth below (the "effective date") and terminating two years after the effective date ("Initial Term").

                                 Succeeding Term

Section 1.2

                  This Agreement shall extend on the end of the Initial Term and annually thereafter at the annual anniversary date for an additional one-year period (the "Succeeding Term"), unless terminated by either party for any reason or not renewed upon written notice given by one party to the other party at least thirty (30) days before such applicable anniversary date.

                            "Employment Term" Defined

Section 1.3

                  As used herein, the phrase "employment term" refers to the entire period of employment of Employee by Employer hereunder, whether for the periods provided above, or whether terminated earlier as hereinafter provided or extended automatically or by mutual agreement between Employer and Employee.

                                    ARTICLE 2
                       DUTIES AND OBLIGATIONS OF EMPLOYEE

                                 General Duties
Section 2.1

                  As of the date set forth in Section 8.8, Employee shall serve as Employer's President & Chief Executive Officer, and he shall also serve as a member of Employer's Board of Directors. Prior to such date, Employee shall continue to serve in his current capacity as Executive Vice-President working under the direction of and reporting to Michael D'Addio, the Company's current President and Chief Executive Officer.

                  In his capacity as President and Chief Executive Officer, Employee shall do and perform all services, acts or things in accordance with the policies set by Employer's Board of Directors. Employee shall perform such services primarily in Campbell, California, which shall serve as the Employer's principal facility, except that the parties understand that temporary travel on Employer's business to other sites shall be required. The parties may designate another location for Employee to primarily perform his services; provided, however, that Employee's permanent place of employment shall not be more than fifty miles from Campbell, California absent Employee's written consent.

                         Devotion to Employer's Business

Section 2.2

                  (a) Employee shall devote substantially all his productive time, ability and attention to the business of Employer during the employment term.

                  (b) Employee shall not engage in any other business duties or pursuits whatsoever, or directly or indirectly render any services of a business, commercial or professional nature to any other person or organization, whether for compensation or otherwise, without the prior written consent of the Board of Directors except for (1) boards of directors of private companies on which Employee currently serves and (2) other boards of directors to which Employee shall not devote more than 16 hours of service per month (measured on an annual basis). However, the expenditure of reasonable amounts of time for education, charitable or professional activities shall not be deemed a breach of this Agreement if those activities do not materially interfere with the services required under this Agreement.

                  (c) In addition to Employee's providing occasional service as a member of the Board(s) of Directors as provided above, this Agreement shall not be interpreted to prohibit Employee from making passive personal investments or conducting private business affairs if those activities do not materially interfere with the services required under this Agreement.

       Confidential Information; Tangible Property; Competitive Activities

Section 2.3

                  (a) Employee shall hold in confidence and not use or disclose to any person or entity without the express written authorization of Employer, either during the employment term or any time thereafter, secret or confidential information of Employer. Information and materials received in confidence from third parties by Employee with respect to the performance of his duties for Employer is included within the meaning of this section. If any confidential information described below is sought by legal process, Employee will promptly notify Employer and will cooperate with Employer in preserving its confidentiality in connection with any legal proceeding.

                  The parties hereto hereby stipulate that, to the extent it is not known publicly, the following information is important, material and has independent economic value (actual or potential) from not being generally known to others who could obtain economic value from its disclosure or use ("Confidential Information"), and that any breach of any terms of this Section
2.3 is a material breach of this Agreement:

                  (i) The names, buying habits and practices of Employer's customers or prospective customers;
                  (ii)     Employer's marketing methods and related data;
                  (iii)    The names of Employer's vendors and suppliers;
                  (iv)     Cost of materials / services;
                  (v) The prices Employer obtains or has obtained or for which it sells or has sold its products or services;
                  (vi)     Production costs;
                  (vii) Compensation paid to employees or other terms of employment;
                  (viii)   Employer's past and projected sales volumes;
                  (ix)     Proposed new products / services;
                  (x)      Enhancements of existing products / services; and
                  (xi) Any additional information deemed by Employer to be confidential by marking or stamping "Confidential" or similar words on the cover of such information, by advising Employee orally or in writing that certain information is confidential.

                  All software code, methodologies, models, samples, tools, machinery, equipment, notes, books, correspondence, drawings and other written, graphical or electromagnetic records relating to any of the products of Employer or relating to any of the Confidential Information of Employer which Employee shall prepare, use, construct, observe, possess, or control shall be and shall remain the sole property of Employer and shall be returned by Employee upon termination of employment.

                  (b) During the employment term, Employee shall not, directly or indirectly, either as an employee, consultant, agent, principal, partner, stockholder (except in a publicly held company), corporate officer, director, or in any other individual or representative capacity, engage or participate in any business that is in competition in any manner whatsoever with the then business of Employer.

                  (c) During the employment term, Employee agrees that Employee will not undertake planning for or organization of any business activity competitive with Employer's business, or combine or conspire with other employees or representatives of Employer's business for the purpose of organizing any competitive business activity.

                  (d)  During  the  employment   term  and  for  two  (2)  years
thereafter, Employee agrees that he will not directly or indirectly, or by action in concert with others, induce or influence (or seek to induce or influence) any person who is then engaged (as an employee, agent, independent contractor, or otherwise) by Employer to terminate his employment or engagement for the purpose of employing such person in any enterprise in which Employee is a member of Management or has a material interest.

                  (e) Covenants of this Section 2.3 shall be construed as separate covenants covering their subject matter in each of the separate counties and states in the United States in which Employer transacts its business. To the extent that any covenant shall be judicially unenforceable in any one or more of said counties or states, said covenants shall not be affected with respect to each other county and state; each covenant with respect to each other county and state being construed as severable and independent.

                  (f) Employee represents and warrants that Employee is free to enter into this Agreement and to perform each of its terms and covenants, and that doing so will not violate the terms or conditions of any other agreement between Employee and any third party.

                          Inventions and Original Works
Section 2.4

                  (a) Employee agrees that he will promptly make full written disclosure to Employer, will hold in trust for the sole right and benefit of Employer, and hereby assigns to Employer all of his right, title and interest in and to any and all inventions (and patent rights with respect thereto), original works of authorship relating to the business of FOCUS Enhancements (including all copyrights with respect thereto), developments, improvements or trade secrets which Employee may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the course of performing his duties under this Agreement.

                  (b) Employee acknowledges that all original works of authorship relating to the business of FOCUS Enhancements which are made by him (solely or jointly with others) within the scope of his duties under this Agreement and which are protectable by copyrights are "works made for hire" as that term is defined in the United States Copyright Act (17 U.S.C.A., Section
101), and that Employee is an employee as defined under that Act. Employee further agrees from time to time to execute written transfers to Employer of ownership or specific original works or authorship (and all copyrights therein) made by Employee (solely or jointly with others) which may, despite the preceding sentence, be deemed by a court of law not to be "works made for hire" in such form as is acceptable to Employer in its reasonable discretion.

                             Maintenance of Records
Section 2.5

                  Employee agrees to keep and maintain adequate and current written records of all inventions, original works of authorship, trade secrets developed or made by him (solely or jointly with others) during the employment term. The records will be in the form of notes, sketches, drawings and other formats that may be specified by Employer. The records will be available to and remain the sole property of Employer at all times.

               Obtaining Letters Patent and Copyright Registration
Section 2.6

                  Employee agrees to assist Employer to obtain United States or foreign letters patent, and copyright registrations (as well as any transfers of ownership thereof) covering inventions and original works of authorship assigned hereunder to Employer. Such obligation shall continue beyond the termination of this Agreement, but after such termination Employer shall compensate Employee at a reasonable rate for time actually spent by Employee at Employer's request on such assistance.

                  If Employer is unable for any reason whatsoever, including Employee's mental or physical incapacity to secure Employee's signature to apply for or to pursue any application for any United States or foreign letters, patent or copyright registrations (or any document transferring ownership thereof) covering inventions or original works or authorship assigned to Employer under this Agreement, Employee hereby irrevocably designates and appoints Employer and its duly authorized officers and agents as Employee's agent and attorney-in-fact to act for and in his behalf and stead to execute and file any such applications and documents and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations or transfers thereof with the same legal force and effect as if executed by Employee. This appointment is coupled with an interest in and to the inventions and works of authorship and shall survive Employee's death or disability. Employee hereby waives and quitclaims to Employer any and all claims of any nature whatsoever which Employee now or may hereafter have for infringement of any patents or copyrights resulting from or relating to any such application for letters, patent or copyright registrations assigned hereunder to Employer.
                                    Article 3
                             OBLIGATIONS OF EMPLOYER

                               General Description
Section 3.1

                  Employer  shall  provide   Employee  with  the   compensation,
incentives and benefits specified in Section 4 of this Agreement.

                                Office and Staff
Section 3.2

                  Employer shall provide Employee with a private office, office and technical equipment, supplies and other facilities, equipment and services suitable to Employee's position and adequate for the performance of his duties.

                                    Article 4
                            COMPENSATION OF EMPLOYEE

                                  Annual Salary
Section 4.1

                  As compensation for his services hereunder, Employee shall be paid at a base salary rate of $190,000 (one hundred ninety thousand dollars) in the first year of the Initial Term. For the second year of the Initial Term, Employer shall pay Employee at a base salary rate of $200,000 (two hundred thousand dollars). Salary shall be paid in equal installments not less frequently than once per month.

            Bonus Compensation and Relocation Expenses Reimbursement

Section 4.2

                  (a) In addition to his regular base salary, Employee shall be entitled to participate in an incentive bonus plan to earn up to an additional $110,000 per year. $55,000 (fifty five thousand dollars) of this bonus amount shall be based upon the Employer's quarterly revenue growth year over year; provided that no revenue attributable to any existing written agreement as of the effective date between Employer and its major undisclosed OEM (contracted with in June 2001) shall be included in any revenue calculations. From the effective date of this Agreement until

December 31, 2003, the bonus rate will be 1.34% of the quarterly revenue growth year over year. From the effective date of this Agreement until December 31, 2003, up to an additional $55,000 (fifty five thousand dollars) in bonus amount shall be paid based upon the Employer's quarterly cash flow provided by operations (as calculated using the Company's 10-Q and 10-K filings) as follows, starting in the first full quarter beginning after the effective date: if more than $25,000 and less than $100,000 in cash flow is provided by operations, this will result in a bonus payment of $6,000; if more than $100,000 and less than $200,000 in cash flow is provided by operations, this will result in a bonus payment of $8,500; if more than $200,000 and less than $500,000 in cash flow is provided by operations, this will result in a bonus payment of $13,500; if more than $500,000 and less than $750,000 in cash flow is provided by operations, this will result in a bonus payment of $20,000; if more than $750,000 in cash flow is provided by operations, this will result in a bonus payment of $25,000. (For illustrative purposes see table below.)

     ---------------------------------------------------- ----------------------
     If quarterly cash flows from operations are:             Bonus Payment
     ---------------------------------------------------- ----------------------
     Greater than $25,000 but less than $100,000                   $6,000
     ---------------------------------------------------- ----------------------
     Greater than $100,000 but less than $200,000                  $8,500
     ---------------------------------------------------- ----------------------
     Greater than $200,000 but less than $500,000                 $13,500
     ---------------------------------------------------- ----------------------
     Greater than $500,000 but less than $750,000                 $20,000
     ---------------------------------------------------- ----------------------
     Greater than $750,000                                        $25,000
     ---------------------------------------------------- ----------------------

                  From January 1, 2004 through the termination of this Agreement or until otherwise agreed to by the Employee and the Board of Directors (excluding Employee), whichever is first, the bonus plan described above (Section 4.2 (a)) shall remain in effect except that, if any change is made in calculating the bonus, Employee shall receive a minimum guaranteed bonus of $6,875 (six thousand eight hundred seventy five dollars) per quarter under each bonus criteria that is changed. (Bonus criteria are defined as (i) quarterly revenue growth and (ii) quarterly increases in cash flow provided by operations.) No change to any bonus criteria shall be effective unless agreed by Employee and the Board of Directors (excluding Employee) at least 60 (sixty) days prior to the start of a quarter.

                  (b) Employer shall reimburse Employee for all relocation expenses reasonably incurred in moving Employee's household and family from the greater Boston, Massachusetts area up to a maximum of $85,000 (eighty-five thousand dollars). Relocation costs include reasonable temporary family and personal living expenses in California, transportation, lodging and living expenses while moving and commission costs associated with the sale of Employee's current home in the greater Boston, Massachusetts area. ("Temporary family and personal living expenses" as used in the above sentence shall not be for more than 6 weeks and shall be paid only during the period Employee and his family have moved to California from the greater Boston Massachusetts area but Employee has not yet sold his home in the greater Boston, Massachusetts area.)


                  (c) If Employer terminates Employee's employment in the Initial Term other than for Cause as set forth below in Section 6.3, Employer shall pay Employee the reasonable costs to move his family and household to the greater Boston, Massachusetts area. If the Employee does not elect to return to the Boston area within a six-month window from such termination without Cause, then the Employer is not obligated to pay any additional remuneration to the Employee for relocation.

                  (d) If the Employee elects to terminate his employment during the Initial Term, the he is obligated to reimburse the Employer for a prorated portion of the initial relocation costs.


                                 Tax Withholding
Section 4.3

                  Employer shall have the right to deduct or withhold from the compensation due to Employee hereunder any and all sums required for federal income and social security taxes and all state or local taxes now applicable or that may be enacted and become applicable in the future, for which withholding is required by law.

                           Non Qualified Stock Options
Section 4.4

                  Employee shall be granted Non Qualified Stock Options to purchase 350,000 shares of Employer's Common Stock under Employer's Available Stock Option Plans, said grant to be made on the effective date by the Employer's Board of Directors. Said Options shall be exercisable at the fair market value on the day immediately prior to the effective date, shall vest in equal installments at the rate of one-thirty-sixth (1/36) per month thereafter over three (3) years, and shall expire at the longer of (1) five (5) years from the date of grant or (2) if permitted thereunder, ten years from the date of grant. The Company shall request the approval of an adequate number of stock options at the next Shareholder Meeting to grant to Employee the 150,000 stock options immediately following that meeting.

                                    Article 5
                                EMPLOYEE BENEFITS

                                 Annual Vacation
Section 5.1
                  Employee shall be entitled to 20 business days of paid vacation during each year of this Agreement. Employee may be absent from his employment for vacation only at such times the Employee notifies at a minimum of 10 (ten) days in advance the Employer's Board of Directors Compensation Committee of the planned vacation. Unused vacation will carry over from one year to the next but the maximum amount of vacation, which can be accrued (unused) at any one time, shall not exceed 20 business days. Unused vacation will not be paid in the form of cash, except upon termination of employment.


                                    Benefits
Section 5.2
                  Employee shall be eligible to participate in any and all benefit plans provided by Employer, on the same basis as same are made available to other employees, including health, disability and life insurance coverage should Employee elect to participate in any such plans.

                                Business Expenses
Section 5.3
                  Employer shall reimburse Employee for all appropriate expenses for travel and entertainment by Employee for legitimate business purposes, provided that they are approved in writing by the Chief Financial Officer of the Employer and provided that Employee furnishes to Employer adequate records and documentary evidence for the substantiation of each such expenditure, as required by the Internal Revenue Code of 1986, as amended.

                                    Article 6
                            TERMINATION OF EMPLOYMENT

                                   Termination
Section 6.1
                  Employer shall not terminate the Employee's employment except as provided in Section 6.3 and/or 6.4. Employee's employment hereunder may be terminated by Employee for any reason, without further obligation or liability, except as expressly provided herein.

                  Resignation, Retirement, Death or Disability
Section 6.2
                  Employee's employment hereunder shall be terminated at any time by Employee's resignation, or by Employee's retirement at or after attainment of age sixty (60) at Employee's option ("Retirement"), death, or his inability to perform his duties under this Agreement on a full-time basis for a continuous period of ninety (90) days or more because of a physical or mental illness ("Disability"). Employer shall not be liable for payment of bonus compensation during any period of Disability, though salary and benefits shall continue to be paid during such period.

                              Termination for Cause
Section 6.3
                  Employer may terminate Employee for Cause at any time. "Cause" shall mean personal dishonesty, conflict of interest or breach of fiduciary duty involving material personal or family profit, willfully engaging in conduct with the purpose and effect of materially injuring Employer, the willful and continued failure by the Employee to substantially perform his duties hereunder in a reasonably competent manner expected of similarly situated executives for comparable public companies in the high technology electronics industry. For purposes of this Section 6.3, no act, or failure to act, on the Employee's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Employer. Notwithstanding the foregoing, the Employee shall not be terminated for Cause without (i) reasonable notice to the Employee setting forth the reasons for the Employer's intention to terminate for Cause and a reasonable period of time to cure such "Cause" if same is capable of being cured within such period; (ii) if not capable of being so cured within a reasonable period, an opportunity for the Employee, together with his counsel, to be heard before the Board of Directors; and (iii) if clause (i) shall be inapplicable, then, after the opportunity to be heard as set forth in clause
(ii),  delivery to the Employee of a Notice of Termination as defined in Section
6.6 hereof from the Board finding that in the good faith opinion of the majority of the Board of Directors, the Employee has engaged in conduct set forth above, and specifying the particulars thereof in detail.

                            Termination Without Cause
Section 6.4
                  (a) Employer may terminate Employee without Cause at any time. For the first year of the Initial Term, if Employer terminates Employee without Cause, Employee shall receive, as severance pay for the remainder of the Initial Term, all regular salary and benefits otherwise which would be due to him on the same schedule as same were paid at the time of termination, as if he were still employed through such Initial Term. If Employee is terminated without Cause or this Agreement is allowed to expire without renewal during the second year of the Initial Term or in the first Succeeding Year of the Initial Term, Employee shall receive, as severance pay for the twelve months immediately after such termination date, regular salary and benefits payable at the same rate he was earning on the same schedule as such were paid at the time of termination. If Employee is terminated without Cause or this Agreement is allowed to expire without renewal during the Initial Term or in the first Succeeding Year after the Initial Term, as described in this paragraph, any unvested stock options issued to Employee which have not lapsed and which are not otherwise exercisable shall vest, accelerate, and become immediately exercisable by Employee. If Employee is terminated without Cause or this Agreement is allowed to expire without renewal during any Succeeding Year which commences one or more year(s) after the end of the Initial Term, then Employee shall receive as severance pay for the twelve months immediately after such termination date regular salary and benefits payable at the same rate he was earning and on the same schedule at the time of termination. In the event of Employee's subsequent death after his termination by Employer without Cause, Employer shall continue to pay the same payments and benefits to Employee's surviving spouse, or if none, to Employee's estate as Employee was entitled to at the date of his death.

                  Employee's employment hereunder may be terminated without Cause upon ten (10) business days' notice for any reason.

                  (b) Employee may terminate this Agreement with or without Cause for any reason at any time upon thirty (30) days prior notice. Upon such termination by Employee, Employee shall receive all salary, benefits and options vested through such termination date.

                                   Expiration
Section 6.5
                  Unless otherwise renewed in accordance herewith, Employee's employment shall end upon expiration of the employment term as provided in Section(s) 1.1 and 1.2.

                             Notice for Termination
Section 6.6
                  Any termination of the Employee's employment (other than termination by reason of death) shall be communicated by written Notice of Termination to the other party. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall include the specific termination provision in this Agreement relied upon, and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination.

                               Date of Termination
Section 6.7
                  The "Date of Termination" shall be:


                  (a) if the Employee's employment is terminated by his death, the date of his death;

                  (b) if the Employee's employment is terminated by reason of Employee's Disability, thirty (30) days after Notice of Termination is given (provided that the Employee shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period);

                  (c) if the Employee's employment is terminated for Cause, subject to Section 6.3 above, the date of the Notice of Termination is given or after if so specified in such Notice of Termination;

                  (d) if the Employee's employment is terminated by either party for any other reason than those set forth in clauses 6.7(a)-(c) above, the date on which the Notice of Termination specifies.

                                    Article 7
                      PAYMENTS TO EMPLOYEE UPON TERMINATION

                         Death, Disability or Retirement
Section 7.1
                  Upon Employee's Retirement, Death or Disability, all benefits generally available to Employer's employees as of the date of such an event shall be payable to Employee or Employee's estate without reduction, in accordance with the terms of any plan, contract, understanding or arrangement forming the basis for such payment. Employee shall be entitled to such other payments as might arise from any other plan, contract, understanding or arrangement between Employee and Employer at the time of any such event.


                      Termination for Cause or Resignation
Section 7.2
                  If  Employer   terminates   Employee  for  Cause  or  Employee
voluntarily resigns for reasons other than constructive discharge, neither Employer nor any affiliate shall have any further obligation to Employee under this Agreement or otherwise, except to the extent provided in any other plan, contract, understanding or arrangement, or as may be expressly required by law.


                                    Article 8
                               GENERAL PROVISIONS

                                     Notices
Section 8.1
                  Any notices to be given hereunder by either party to the other shall be in writing and may be transmitted by personal delivery or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at:

                  "Employee"
                                            Brett Moyer
                                            38 Heritage Lane
                                            Stow, MA 01775

                  "Employer"
                                            FOCUS Enhancements, Inc.
                                            1370 Dell Avenue
                                            Campbell, California 95008

Each party may change that address or addressee by written notice in accordance with this section. All notices delivered shall be deemed communicated as of the date of actual receipt.

                                   Arbitration
Section 8.2
                  (a) Any controversy between Employer and Employee involving the construction or application of any of the terms, provisions or conditions of this Agreement or the breach thereof shall be settled by binding arbitration before a single arbitrator selected by the American Arbitration Association, in accordance with its then current commercial rules. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction. Arbitration shall comply with and be governed by the provisions of the American Arbitration Association, Commercial Division. No discovery shall be permitted in such arbitration other than an exchange of documents, and the parties hereby agree to limit the number of hearing days in arbitration to two (2) days. The arbitrator shall issue a written decision listing findings of fact, reasons for the decision, and conclusions of law in any arbitration. The arbitration award shall be specifically enforceable.

                  (b) The cost of arbitration (including the prevailing party's reasonable attorneys' fees) shall be borne by the non-prevailing party as determined by the arbitrator or in such proportions as the arbitrator decides.

                  (c) Such arbitration and any litigation shall take place solely in Santa Clara County, California.

                            Attorneys' Fees and Costs
Section 8.3

         If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to obtain from the non-prevailing party, reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which that party may be entitled. This provision shall be construed as applicable to this entire Agreement.


                                Entire Agreement
Section 8.4

                  This Agreement supersedes, merges and voids any and all other agreements, either oral or in writing, between the parties hereto with respect to its subject matter and no other covenants and agreements between the parties exist with respect thereto. Each party to this Agreement acknowledges that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement or promise not contained in this Agreement shall be valid or binding on either party.

                                  Modifications
Section 8.5

                  Any modification of this Agreement will be effective only if it is in writing and signed by the Employee and properly authorized by Employer's Board of Directors and signed by a representative thereof (who may, but need not be, Chairman).

                                Effect of Waiver
Section 8.6

         The failure of either party to insist on strict compliance with any of the terms, covenants or conditions of this Agreement by the other party shall not be deemed a waiver of that term, covenant or condition, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right or power for all or any other times. No waiver shall be effective unless in a writing and signed by the person charged with making such waiver


                               Partial Invalidity
Section 8.7

        If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

                                 Effective Date

Section 8.8

         The effective date of this Agreement shall be the date it is signed by both parties. However, Employee shall become President and Chief Executive Officer and a member of the Company's Board of Directors on the earlier to occur of (i) three (3) days after the Company's public announcement that purchase orders for commercial quantities of units have been placed under the above-described undisclosed June 2001 OEM agreement or (ii) September 30, 2002.

IN WITNESS WHEREOF, the parties have executed this Agreement on August 6, 2002, at Campbell, California.

"Employer"                                           "Employee"

FOCUS Enhancements, Inc.

By:  /s/ Michael D'Addio                             By: /s/ Brett Moyer
     ------------------------                            ----------------------
       Michael D'Addio                                      Brett Moyer
       CEO


      Gary Williams
       Witness